Exhibit 99.1

Demand Media to Complete Tax-Free Spin-off of

Rightside Group on August 1, 2014

Declares Record Date of July 25, 2014 and Share Distribution Date of August 1, 2014

SANTA MONICA, Calif., July 15, 2014 -- (BUSINESS WIRE) -- Demand Media, Inc.® (NYSE: DMD) today announced that the U.S. Securities and Exchange Commission (the ‘‘SEC’’) has declared the Rightside Group, Ltd. (“Rightside”) Registration Statement on Form 10 effective, and that the Board of Directors of Demand Media has approved the separation of Rightside from Demand Media in the form of a tax-free dividend involving the distribution of all outstanding shares of Rightside common stock to holders of Demand Media common stock on August 1, 2014.  Demand Media’s Board of Directors also determined to implement a reverse stock split of Demand Media’s common stock at a reverse stock split ratio of 1-for-5 immediately following the distribution.  Under the terms of the distribution and reverse stock split:

•                  Rightside common stock will be distributed on August 1, 2014 to Demand Media stockholders of record as of close of business, New York City time, on July 25, 2014, the record date for the distribution.

•                  Demand Media stockholders will receive one share of Rightside common stock for every five shares of Demand Media common stock held by such holders (prior to giving effect to the reverse stock split of Demand Media shares).

•                  Following the distribution, Demand Media will effect a 1-for-5 reverse stock split of its outstanding and treasury shares of common stock.

Immediately after the distribution is completed, Rightside will be an independent, publicly traded company, and “regular-way” trading of Rightside’s common stock will begin the first trading day after the completion of the distribution.  The Rightside stock will be listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “NAME.”  Rightside will own and operate the domain name services business of Demand Media, and Demand Media will operate as a pure-play Internet-based content and media company.  Neither company will have any ownership interest in the other.

“We are pleased to have achieved this significant milestone in our planned separation of Rightside,” said Shawn Colo, Interim CEO of Demand Media.  “This separation will allow both businesses to focus their resources and attention on their respective strategic objectives to deliver shareholder value.”

Taryn Naidu, Executive Vice President of Domain Services for Demand Media, will be Rightside’s Chief Executive Officer upon the separation of the businesses.  Mr. Naidu commented, “Our mission at Rightside is to advance the way businesses and consumers define and present themselves online.  And as a major participant in the historic expansion of the domain name space, we are excited about the opportunities to help drive the growth and personalization of the Internet while also creating value for Rightside shareholders.  As a standalone public company, we plan to capitalize on our position as a major pure play domain name services company.  With our registrar and registry businesses each operating at scale, we provide services to our customers across all aspects of an Internet domain name.”

Demand Media

Distribution of Rightside Shares to Demand Media Stockholders

As stated above, Demand Media stockholders of record as of close of business, New York City time, on July 25, 2014 (the “record date”) will be entitled to receive one share of Rightside common stock for every five shares of Demand Media common stock held by such holders.

No action is required by Demand Media stockholders to receive the shares of Rightside common stock in the distribution.  Demand Media stockholders will not be required to pay anything for the Rightside shares or to surrender any shares of Demand Media stock. The distribution will be made in book-entry form.

Fractional shares of Rightside common stock will not be distributed.  Fractional shares of Rightside common stock that would otherwise be distributed to Demand Media stockholders will be aggregated and sold in the public market. The aggregate net proceeds of these sales will be distributed ratably as cash payments to the stockholders who would otherwise have received fractional interests.

Demand Media has received a tax ruling from the U.S. Internal Revenue Service that, for U.S. federal income tax purposes, the distribution of the Rightside stock will be tax-free to Demand Media and to its stockholders, except for any cash received in lieu of fractional shares.

Reverse Stock Split of Demand Media Common Stock

As stated above, a reverse stock split of Demand Media’s common stock at a reverse stock split ratio of 1-for-5 will be implemented immediately following the distribution.  The reverse stock split is expected to impact the trading price of shares of Demand Media common stock.  Holders of Demand Media common stock will receive cash in lieu of any fractional shares of Demand Media common stock resulting from the reverse stock split.

Trading of Demand Media and Rightside Common Stock

Beginning on or shortly before the July 25, 2014 record date and continuing up to the distribution date of August 1, 2014, Demand Media expects that its common stock will trade in two markets on the New York Stock Exchange:  a “regular-way” market and an “ex-distribution” market.  A stockholder of record of shares of Demand Media common stock as of the record date may choose to sell those shares in the “regular-way” market after the close of business on the record date and up to the distribution date, in which case the stockholder will also be selling the right to receive shares of Rightside common stock in the distribution.  Shares of Demand Media common stock that trade on the “regular-way” market will trade under the ticker symbol “DMD.”  A stockholder of record of shares of Demand Media common stock as of the record date may also choose to sell those shares in the “ex-distribution” market up to the distribution date, in which case the selling stockholder will retain the right to receive shares of Rightside common stock in the distribution.  Shares of Demand Media common stock that trade on the “ex-distribution” market will trade under the ticker symbol “DMD WI.”

Rightside common stock is expected to begin trading on a “when-issued” basis on NASDAQ under the ticker symbol “NAMEV” on or shortly before the record date of July 25, 2014.  On the first trading day following the distribution date of August 1, 2014, any “when-issued” trading with respect to Rightside common stock will end, and “regular-way” trading will begin under the ticker symbol “NAME.”  Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Demand Media or Rightside common stock prior to the distribution date.

Demand Media

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Rightside common stock being declared effective by the Securities and Exchange Commission, the Rightside common stock being accepted for listing on NASDAQ and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10.  The condition relating to the acceptance of the Rightside common stock for listing on NASDAQ has been satisfied, and the Securities and Exchange Commission has declared the Form 10 effective.  Demand Media and Rightside expect all other conditions to the distribution to be satisfied on or before the distribution date.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital content & media company that informs and entertains one of the Internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers and individuals to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

About Rightside

Rightside™ inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, development, and monetization of domain names. This includes more than 16 million names under management, the most widely used domain name reseller platform, more than 20,000 distribution partners, an award-winning retail registrar, the leading domain name auction service through its NameJet joint venture and an interest in approximately 100 new Top Level Domain registry operator agreements or applications through Rightside affiliate, United TLD Holdco Limited, trading as Rightside Registry. Following its planned separation from Demand Media, Rightside will be home to some of the most admired brands in the industry, including eNom, Name.com, and NameJet (in partnership with Web.com). Headquartered in Kirkland, WA, Rightside has offices in North America, Europe and Australia. For more information please visit www.rightside.co.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Statements regarding Demand Media’s and Rightside’s future financial performance and plans for executing the spin-off are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others: our ability to complete the separation of our business into two independent public companies as described herein and unanticipated developments that may delay or negatively impact such a transaction; the possibility that Demand Media may decide not to proceed with the separation of its business; the high costs we have and will likely incur in connection with the separation transaction; the expectation that the separation transaction will be tax-free; revenue and growth expectations for the two independent companies

Demand Media

following the separation; the ability of each business to operate as an independent entity upon completion of the separation; the impact of the reverse stock split on the trading price of Demand Media’s common stock; market conditions in general and those applicable to the distribution and reverse stock split, including whether trading commences in the “ex-distribution” and “when-issued” markets prior to the distribution date as described herein; Rightside’s ability to successfully pursue, acquire and operate new gTLD registries; the impact on Rightside’s registry business given its limited experience in providing back-end infrastructure services to new and existing registries; the impact of any delays or limitations in introducing new gTLDs; Rightside’s ability to successfully market and sell its gTLDs; and the difficulty in predicting and developing consumer demand for new gTLDs. More information about potential risk factors that could affect Demand Media’s and Rightside’s operating and financial results are contained in (i) Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2013 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 17, 2014, as such risk factors may be updated in Demand Media’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations and (ii) Rightside’s Registration Statement on Form 10, as amended, initially filed with the Securities and Exchange Commission on January 13, 2014. Demand Media and Rightside do not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

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Investor Contacts

For Demand Media:

The Blueshirt Group
Brinlea Johnson, 310.917.6426
IR@demandmedia.com

For Rightside:

Financial Profiles

Kristen Papke, 206.623.2233

Lisa Mueller, 310.622.8231

rightside@finprofiles.com

Media Contact

For Demand Media:

David Glaubke, 310.917.6490
david.glaubke@demandmedia.com